Exhibit 4.6
ARTICLES OF AMENDMENT
OF
WASHINGTON MUTUAL, INC.
(Series I Perpetual Non-cumulative Fixed-to-Floating Preferred Stock)
     Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:
     FIRST: The name of the Company is Washington Mutual, Inc.
     SECOND: 1,250 shares of the authorized Preferred Stock of the Company are hereby designated “Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock.”
     The rights, preferences, privileges, restrictions and other matters relating to the Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock are as follows:
     Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock” (the “Series I Preferred Stock”). The number of shares constituting such series shall be 1,250. The Series I Preferred Stock shall have no par value per share and the liquidation preference of the Series I Preferred Stock shall be $1,000,000.00 per share. Shares of Series I Preferred Stock shall be issued if and only if a Conditional Exchange occurs.
     Section 2. Ranking.
     The Series I Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock (the “Series J Preferred Stock”) and with each other class or series of preferred stock established after the Designation Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class of capital stock outstanding or established after the Designation Date by the Company the terms of which do not expressly provide that it ranks on a parity with the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company, including the Common Stock (collectively referred to as “Junior Securities”).

     Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:
          (a) “3-Month USD LIBOR” means, with respect to any Dividend Period, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the first day of such Dividend Period, which appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Dividend Period. If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, the Company or an affiliate of the Company on behalf of the Company will on such LIBOR Determination Date request four major reference banks in the London interbank market selected by the Company to provide the Company with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the first day of such Dividend Period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations as calculated by the Company. If fewer than two quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 am., New York time, on the first day of such Dividend Period by three major banks in New York City, New York selected by the Company for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such Dividend Period and in a principal amount of not less than $1,000,000.
          (b) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.
          (c) “Common Stock” has the meaning set forth in Section 2.
          (d) “Company” means Washington Mutual, Inc., a Washington corporation.
          (e) “Comparable Treasury Issue” means the United Sates Treasury security selected by the Independent Investment Banker as having a maturity comparable to the term remaining to the Dividend Payment Date in March, 2011 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of perpetual preferred securities having similar terms as the Series I Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the issuer of such preferred stock.
          (f) “Comparable Treasury Price” means with respect to any Redemption Date the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          (g) “Conditional Exchange” means the automatic exchange of the WAMU Common Securities into depositary shares representing an interest in the Series I Preferred Stock which occurs upon the written direction of the OTS upon or after the occurrence of an Exchange Event.
          (h) “Delaware Preferred Securities” means the Fixed-to-Floating Rate Delaware Preferred Securities, together with the 7.25% Perpetual Non-cumulative Preferred Securities, liquidation preference $1,000 per security, issued by Washington Mutual Preferred Funding LLC, a Delaware limited liability company.
          (i) “Designation Date” means March 6, 2006.
          (j) “Dividend Payment Date” has the meaning set forth in Section 4(b).
          (k) “Dividend Period” has the meaning set forth in Section 4(b).
          (I) “Exchange Event” means the occurrence of any one of the following at a time as the Trust Securities are issued and outstanding:
               (i) WMB becomes undercapitalized under the Prompt Corrective Action Regulations;
               (ii) WMB is placed into conservatorship or receivership; or
               (iii) the OTS, in its sole discretion, directs an exchange of the Fixed-to-Floating Rate Delaware Preferred Stock into the Series I Preferred Stock in anticipation of WMB becoming undercapitalized under the Prompt Corrective Action Regulations or of the OTS taking any supervisory action that limits the payment of dividends by WMB.
          (m) “Fixed-to-Floating Rate Delaware Preferred Securities” means the Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities, liquidation preference $1,000 per security, issued by Washington Mutual Preferred Funding LLC, a Delaware limited liability company.
          (n) Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
          (o) “Junior Securities” has the meaning set forth in Section 2.
          (p) “LIBOR Business Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.
          (q) “LIBOR Determination Date” means, as to each Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Dividend Period.
          (r) “US LIBOR Telerate Page 3750”’ means the display page of Moneyline’s Telerate Service designated as 3750 (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates comparable to 3-Month USD LIBOR).

          (s) “OTS” means the Office of Thrift Supervision or any successor regulatory entity.
          (t) “Parity Securities” has the meaning set forth in Section 2.
          (u) “Primary Treasury Dealer” has the meaning set forth in Section 3(x).
          (v) “Prompt Corrective Action Regulation” means 12 C.F.R. Part 565 as in effect from time to time, or any successor regulation.
          (w) “Redemption Date” means any of any date that is designated by the Company in a notice of redemption delivered pursuant to Section 7.
          (x) “Reference Treasury Dealer” means each of the three primary U.S. government securities dealers (each, a “Primary Treasury Dealer”), as specified by the Company; provided that if any Primary Treasury Dealer as specified by the Company ceases to be a Primary Treasury Dealer, the Company will substitute for such Primary Treasury Dealer another Primary Treasury Dealer and if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
          (y) “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          (z) A “Regulatory Capital Event” occurs when the Company determines, based upon receipt of an opinion of counsel, that there is a significant risk that the Delaware Preferred Securities will no longer constitute core capital of WMB for purposes of the capital adequacy regulations issued by the OTS as a result of a change in applicable laws, regulations or related interpretations after issuance of the Fixed-to-Floating Rate Delaware Preferred Securities.
          (aa) “Treasury Rate” means the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the relevant Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the relevant Redemption Date.
          (bb) “Trust Securities” means the Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities, Series A-1, liquidation preference $100,000 per security, issued by Washington Mutual Preferred Funding Trust, a Delaware statutory trust.
          (cc) “Voting Parity Securities” has the meaning set forth in Section 8(b).

          (dd) “WMB” means Washington Mutual Bank, a federal savings association and a subsidiary of the Company, or its successor.
     Section 4. Dividends.
          (a) Holders of shares of Series I Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(c), and no more.
          (b) Subject to Section 4(a), dividends shall be payable in arrears on March 15, June 15, September 15 and December 15 of each year commencing on the first such day after the issuance of the Series I Preferred Stock or, in each case, if any such day is not a Business Day, the next Business Day (each, a “Dividend Payment Date”). Each dividend will be payable to holders of record as they appear on the stock books of the Company on the first day of the month in which the relevant Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month. Each period from and including a Dividend Payment Date (or the date of the issuance of the Series I Preferred Stock) to but excluding the following Dividend Payment Date (or the Redemption Date) is herein referred to as “Dividend Period”, except that, if the Series I Preferred Stock is outstanding on March 15, 2011, the Dividend Period ending in March 2011 shall be to but excluding March 15, 2011 (whether or not a Business Day) and the Dividend Period ending in June 2011 shall commence on March 15, 2011 (whether or not a Business Day).
          (c) If the date of issuance of the Series I Preferred Stock is prior to the day immediately preceding March 15, 2011 or, if March 15, 2011 is not a Business Day, the first Business Day after March 15, 2011, then from such date of issuance to but not including March 15, 2011 (whether or not a Business Day), dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series I Preferred Stock, at an annual rate of 6.534% on the per share liquidation preference of the Series I Preferred Stock. From the later of the (i) March 15, 2011 and (ii) the date of issuance of the Series I Preferred Stock, dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series I Preferred Stock, at an annual rate equal to 3-Month USD LIBOR for the related Dividend Period plus 1.4825% on the per share liquidation preference of the Series I Preferred Stock. Dividends payable for any Dividend Period greater or less than a full Dividend Period will be computed on the basis of twelve 30-day months, a 360-day year, and the actual number of days elapsed in the period if such Dividend Period ends in or prior to March 2011; thereafter dividends payable for any period greater or less than a full dividend period will be computed on the basis of the actual number of days in the relevant period divided by 360. No interest will be paid on any dividend payment of the Series I Preferred Stock.
          (d) Dividends in the Series I Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series I Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series I Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Company will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series I

Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.
          (e) If full dividends on all outstanding shares of the Series J Preferred Stock for any Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its equity capital securities during the next succeeding Dividend Period, except dividends in connection with the Series RP Preferred Stock or other shareholders’ rights plan, if any, or dividends in connection with benefit plans.
     Section 5. Liquidation.
          (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series I Preferred Stock at the time outstanding shall be entitled to receive liquidating distributions in the amount of $1,000,000 per share of Series I Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon for the current Dividend Period to and including the date of such liquidation, out of assets legally available for distribution to its shareholders, before any distribution of assets is made to the holders of Common Stock or any securities ranking junior to the Series I Preferred Stock. After payment of the full amount of such liquidating distributions, the holders of Series I Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.
          (b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series I Preferred Stock and the corresponding amounts payable on any other Securities of equal ranking, the holders of Series I Preferred Stock and the holders of such other securities of equal ranking shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
     Section 6. Maturity. The Series J Preferred Stock shall be perpetual unless redeemed by the Company in accordance with Section 7.
     Section 7. Redemptions.
          (a) The Series I Preferred Stock shall not be redeemable at the option of the holders at any time.
          (b) The Series I Preferred Stock shall be redeemable at the option of the Company, in whole but not in part, prior to March 15, 2011 (or, in the event that March 15, 2011 is not a Business Day, the next Business Day), upon the occurrence of a Regulatory Capital Event at a cash redemption price equal to the sum of: (X) the greater of (i) $1,000,000 per share, or (ii) the sum of present values of $1,000,000 per share and all undeclared dividends for the Dividend Period from the Redemption Date to and including the Dividend Payment Date in March, 2011, discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months)

at the Treasury Rate (as calculated by an Independent Investment Banker), plus 0.30%; and (Y) any declared but unpaid dividends to the Redemption Date.
          (c) The Series I Preferred Stock shall be redeemable in whole or in part at the option of the Company at any time, or from time to time, on or after March 15, 2011 (or, in the event that March 15, 2011 is not a Business Day, the next Business Day). Such redemption shall be at a cash redemption price of $1,000,000 per share, plus any declared and unpaid dividends to the Redemption Date, without accumulation of any undeclared dividends.
          (d) In the case of any redemption under this Section 7, notice shall be mailed to each holder of record of the Series I Preferred Stock, not less than thirty nor more than 60 days prior to the Redemption Date specified in such notice; provided, however, that a longer minimum notice may be agreed to by the Company, including in a deposit agreement relating to depositary shares representing interests in the Series I Preferred Stock. The notice of redemption shall include a statement of (i) the redemption date, (ii) the redemption price, and (iii) the number of shares to be redeemed.
          (e) Any shares of Series I Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Company in any manner whatsoever shall become authorized but unissued preferred shares of the Company but such preferred shares shall not under any circumstances be reissued as Series I Preferred Shares. The Company shall from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.
     Section 8. Voting Rights.
          (a) Holders of the Series I Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, or (ii) voting rights, if any, described in Section 8(b).
          (b) If after issuance of the Series I Preferred Stock the Company fails to pay, or declare and set aside for payment, full dividends on the Series I Preferred Stock or any other class or series of Parity Securities having similar voting rights (“Voting Parity Securities”) for six Dividend Periods or their equivalent, the authorized number of the Company’s directors will be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of Series I Preferred Stock, voting together as a single and separate class with the holders of any outstanding Voting Parity Securities, will have the right to elect two directors in addition to the directors then in office at the Company’s next annual meeting of shareholders. This right will continue at each subsequent annual meeting until the Company pays dividends or the Series I Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and pays or declares and sets aside for payment dividends for the fourth consecutive Dividend Period or its equivalent.
          (c) The term of such additional directors will terminate, and the total number of directors will be decreased by two, at the first annual meeting of shareholders after the Company pays dividends for three consecutive Dividend Periods or their equivalent and declares and pays or sets aside for payment dividends on the Series I

Preferred Stock and any Voting Parity Securities for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all Series I Preferred Stock. After the term of such additional directors terminates, the holders of the Series I Preferred Stock will not be able to elect additional directors unless dividends on the Series I Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods.
          (d) Any additional director elected by the holders of the Series I preferred Stock and the Voting Parity Securities may only be removed by the vote of the holders of record of the outstanding Series I Preferred Stock and Voting Parity Securities, voting together as a single and separate class, at a meeting of the Company shareholders called for that purpose. As long as dividends on the Series I Preferred Stock or any Voting Parity Securities have not been paid for six Dividend Periods or their equivalent, any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding Series I Preferred Stock and Voting Parity Securities, voting together as a single and separate class, at the same meeting at which such removal is considered.
     Section 11. Certificates. The Company may at its option issue the Series I Preferred Stock without certificates.
     THIRD: This amendment does not provide for an exchange, reclassification or cancellation of any issued shares.
     FOURTH: The date of this amendment’s adoption is March 6, 2006.
     FIFTH: This amendment to the Amended and Restated Articles of Incorporation was duly adopted by the Board of Directors of the Company.
     SIXTH: No shareholder action was required.

     EXECUTED this 6th day of March, 2006.

WASHINGTON MUTUAL, INC.
By:	/s/ Robert J. Williams
	Name:	Robert J. Williams
	Title:	Senior Vice President and Treasurer

ARTICLES OF AMENDMENT
OF
WASHINGTON MUTUAL, INC.
(Series J Perpetual Non-cumulative Fixed Rate Preferred Stock)
     Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:
     FIRST: The name of the Company is Washington Mutual, Inc.
     SECOND: 750 shares of the authorized Preferred Stock of the Company are hereby designated “Series J Perpetual Non-cumulative Fixed Rate Preferred Stock.”
     The rights, preferences, privileges, restrictions and other matters relating to the Series J Perpetual Non-cumulative Fixed Rate Preferred Stock are as follows:
     Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series J Perpetual Non-cumulative Fixed Rate Preferred Stock” (the “Series J Preferred Stock”). The number of shares constituting such series shall be 750. The Series J Preferred Stock shall have no par value per share and the liquidation preference of the Series J Preferred Stock shall be $1,000,000.00 per share. Shares of Series J Preferred Stock shall be issued if and only if a Conditional Exchange occurs.
     Section 2. Ranking.
     The Series J Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock (the “Series I Preferred Stock”) and with each other class or series of preferred stock established after the Designation Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class of capital stock outstanding or established after the Designation Date by the Company the terms of which do not expressly provide that it ranks on a parity with the Series J Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company, including the Common Stock (collectively referred to as “Junior Securities”).
     Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

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          (a) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.
          (b) “Common Stock” has the meaning set forth in Section 2.
          (c) “Company” means Washington Mutual, Inc., a Washington corporation.
          (d) “Comparable Treasury Issue” means the United Sates Treasury security selected by the Independent Investment Banker as having a maturity comparable to the term remaining to the Dividend Payment Date on March 15, 2011 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of perpetual preferred securities having similar terms as the Series J Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the issuer of such preferred stock.
          (e) “Comparable Treasury Price” means with respect to any Redemption Date the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
          (f) “Conditional Exchange” means the automatic exchange of the WaMu Cayman Preferred Securities into depositary shares representing an interest in the Series J Preferred Stock which occurs upon the written direction of the OTS upon or after the occurrence of an Exchange Event.
          (g) “Delaware Preferred Securities” means the Fixed Rate Delaware Preferred Securities, together with the Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities, liquidation preference $1,000 per security, issued by Washington Mutual Preferred Funding LLC, a Delaware limited liability company.
          (h) “Designation Date” means March 6, 2006.
          (i) “Dividend Payment Date” has the meaning set forth in Section 4(b).
          (j) “Dividend Period” has the meaning set forth in Section 4(b).
          (k) “Exchange Event means the occurrence of any one of the following at a time when the WaMu Cayman Preferred Securities are issued and outstanding:
               (i) WMB becomes undercapitalized under the Prompt Corrective Action Regulations;
               (ii) WMB is placed into conservatorship or receivership; or
               (iii) the OTS, in its sole discretion, directs an exchange of WaMu Cayman Preferred Securities into the Series J Preferred Stock, in anticipation of WMB

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becoming undercapitalized under the Prompt Corrective Action Regulations in the near term or of taking any supervisory action that limits the payment of dividends by WMB.
          (l) “Fixed Rate Delaware Preferred Securities” means the 7.25% Perpetual Non-cumulative Preferred Securities, liquidation preference $1,000 per security, issued by Washington Mutual Preferred Funding LLC, a Delaware limited liability company.
          (m) “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
          (n) “Junior Securities” has the meaning set forth in Section 2.
          (o) “OTS” means the Office of Thrift Supervision or any successor regulatory entity.
          (p) “Parity Securities” has the meaning set forth in Section 2.
          (q) “Primary Treasury Dealer” has the meaning set forth in Section 3(t).
          (r) “Prompt Corrective Action Regulations” means the regulations set forth in 12 C.F.R. Part 565 as in effect from time to time, or any successor regulations.
          (s) “Redemption Date” means any date that is designated by the Company in a notice of redemption delivered pursuant to Section 7.
          (t) “Reference Treasury Dealer” means each of the three primary U.S. government securities dealers (each, a “Primary Treasury Dealer”), as specified by the Company; provided that if any Primary Treasury Dealer as specified by the Company ceases to be a Primary Treasury Dealer, the Company will substitute for such Primary Treasury Dealer another Primary Treasury Dealer and if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
          (u) “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          (v) A “Regulatory Capital Event” occurs when the Company determines, based upon receipt of an opinion of counsel, that there is a significant risk that the Delaware Preferred Securities will no longer constitute core capital of WMB for purposes of the capital adequacy regulations issued by the OTS as a result of a change in applicable laws, regulations or related interpretations after issuance of the Fixed Rate Delaware Preferred Securities.

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          (w) “Treasury Rate” means the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the relevant Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the relevant Redemption Date.
          (x) “Voting Parity Securities” has the meaning set forth in Section 8(b).
          (y) “WaMu Cayman Preferred Securities” means the 7.25% Perpetual Non-cumulative Preferred Securities, Series A-1, liquidation preference $100,000 per security, and the 7.25% Perpetual Non-cumulative Preferred Securities, Series A-2, liquidation preference $10,000 per security, issued by Washington Mutual Preferred Funding (Cayman) I Ltd., a Cayman Islands exempted company limited by shares.
          (z) “WMB” means Washington Mutual Bank, a federal savings association and a subsidiary of the Company, or its successor.
     Section 4. Dividends.
          (a) Holders of shares of Series J Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(c), and no more.
          (b) Subject to Section 4(a), dividends shall be payable in arrears on March 15, June 15, September 15 and December 15 of each year commencing on the first such day after the issuance of the Series J Preferred Stock (each, a “Dividend Payment Date”). Each dividend will be payable to holders of record as they appear on the stock books of the Company on the first day of the month in which the relevant Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month. If any Dividend Payment Date is not a Business Day, then dividends will be payable on the first Business Day following such Dividend Payment Date with the same force and effect as if payment were made on the Dividend Payment Dates. Each period from and including a Dividend Payment Date (or the date of issuance of the Series J Preferred Stock) to but excluding the following Dividend Payment Date (or the Redemption Date) is herein referred to as a “Dividend Period.”
          (c) On a Dividend Payment Date, dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series J Preferred Stock, at an annual rate of 7.25% on the per share liquidation preference of the Series J Preferred Stock. Dividends payable for any period greater or less than a full Dividend Period will be computed on the basis of twelve 30-day months, a 360-day year, and the actual number of days elapsed in the period. No interest will be paid on any dividend payment of the Series J Preferred Stock.
          (d) Dividends in the Series J Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series J Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series J Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Company will have no obligation to

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pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series J Preferred Stock, the Common Stock or any other class or series of the Company’s preferred stock;
          (e) If full dividends on all outstanding shares of the Series J Preferred Stock for any Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its equity capital securities during the next succeeding Dividend Period, except dividends in connection with the Series RP Preferred Stock or other shareholders’ rights plan, if any, or dividends in connection with benefit plans.
     Section 5. Liquidation.
          (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series J Preferred Stock at the time outstanding shall be entitled to receive liquidating distributions in the amount of $1,000,000 per share of Series J Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon for the current Dividend Period to and including the date of liquidation, out of assets of the Company legally available for distribution to its shareholders, before any distribution of assets is made to holders of Common Stock or any securities ranking junior to the Series J Preferred Stock. After payment of the full amount of such liquidating distributions, the holders of Series J Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.
          (b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series J Preferred Stock and the corresponding amounts payable on any other securities of equal ranking, the holders of Series J Preferred Stock and the holders of such other securities of equal ranking shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
     Section 6. Maturity. The Series J Preferred Stock shall be perpetual unless redeemed by the Company in accordance with Section 7.
     Section 7. Redemptions.
          (a) The Series J Preferred Stock shall not be redeemable at the option of the holders at any time.
          (b) The Series J Preferred Stock shall be redeemable at the option of the Company, in whole but not in part, prior to March 15, 2011, upon the occurrence of a Regulatory Capital Event at a cash redemption price equal to the sum of: (X) the greater of (i) $1,000,000 per share, or (ii) the sum of present values of $1,000,000 per share and all undeclared dividends for the Dividend Period from the Redemption Date to and including the Dividend Payment Date on March 15, 2011, discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months)

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at the Treasury Rate (as calculated by an Independent Investment Banker), plus 0.40%; and (Y) any declared but unpaid dividends to the Redemption Date.
          (c) The Series J Preferred Stock shall be redeemable in whole or in part at the option of the Company at any time, or from time to time, on or after March 15, 2011 Such redemption shall be at a cash redemption price of $1,000,000 per share, plus any declared and unpaid dividends to the Redemption Date, without accumulation of any undeclared dividends.
          (d) In the case of any redemption under this Section 7, notice shall be mailed to each holder of record of the Series J Preferred Stock not less than thirty nor more than sixty days prior to the Redemption Date specified in such notice; provided, however, that a longer minimum notice may be agreed to by the Company, including in a deposit agreement relating to depositary shares representing interests in the Series J Preferred Stock. The notice of redemption shall include a statement of (i) the Redemption Date, (ii) the redemption price, and (iii) the number of shares to be redeemed.
          (e) Any shares of Series J Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Company in any manner whatsoever shall become authorized but unissued preferred shares of the Company but such preferred shares shall not under any circumstances be reissued as Series J Preferred Shares. The Company shall from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series J Preferred Stock accordingly.
     Section 8. Voting Rights.
          (a) Holders of the Series J Preferred Stock will not have any voting rights, including the right to elect any directors, except for (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in Section 8(b).
          (b) If after issuance of the Series J Preferred Stock the Company fails to pay or declare and set aside for payment, full dividends on the Series J Preferred Stock or any other class or series of Parity Securities having similar voting rights (“Voting Parity Securities”) for six Dividend Periods or their equivalent, the authorized number of the Company’s directors will be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of Series J Preferred Stock, voting together as a single and separate class with the holders of any outstanding Voting Parity Securities, will have the right to elect two directors in addition to the directors then in office at the Company’s next annual meeting of shareholders. This right will continue at each subsequent annual meeting until the Company pays dividends on the Series J Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and pays or declares and sets aside for payment dividends for the fourth consecutive Dividend Period or its equivalent.
          (c) The term of such additional directors will terminate, and the total number of directors will be decreased by two, at the first annual meeting of shareholders after the Company pays dividends for three consecutive Dividend Periods or their equivalent and declares and pays or sets aside for payment dividends on the Series J Preferred Stock and any Voting Parity Securities for the fourth consecutive Dividend

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Period or its equivalent or, if earlier, upon the redemption of all Series J Preferred Stock. After the term of such additional directors terminates, the holders of the Series J Preferred Stock will not be able to elect additional directors unless dividends on the Series J Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods.
          (d) Any additional director elected by the holders of the Series J Preferred Stock and the Voting Parity Securities may only be removed by the vote of the holders of record of the outstanding Series J Preferred Stock and Voting Parity Securities, voting together as a single and separate class, at a meeting of the Company shareholders called for that purpose. As long as dividends on the Series J Preferred Stock or any Voting Parity Stock have not been paid for six Dividend Periods or their equivalent, any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding Series J Preferred Stock and any Voting Parity Securities, voting together as a single and separate class, at the same meeting at which such removal is considered.
     Section 9. No Conversion Rights. The holders of Series J Preferred Stock do not have any rights to convert any such shares into shares of any other class or series of securities of the Company.
     Section 10. Certificates. The Company may at its option issue the Series J Preferred Stock without certificates.
     THIRD: This amendment does not provide for an exchange, reclassification or cancellation of any issued shares.
     FOURTH: The date of this amendment’s adoption is March 6, 2006.
     FIFTH: This amendment to the Amended and Restated Articles of Incorporation was duly adopted by the Board of Directors of the Company.
     SIXTH: No shareholder action was required.

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     EXECUTED this 6th day of March, 2006.

WASHINGTON MUTUAL, INC.
By:	/s/ Robert J. Williams
	Name:	Robert J. Williams
	Title:	Senior Vice President and Treasurer

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